Exhibit 99.1

Popular, Inc. Announces First Quarter 2026 Financial Results

•	Net income of $245.7 million in Q1 2026, compared to net income of $233.9 million in Q4 2025.

•

Compared to adjusted net income in Q4 2025 of $224.2 million, which excluded a $9.7 million, net of tax, partial reversal of the FDIC special assessment reserve, net income increased by $21.5 million when compared to Q4 2025.

•	Earnings per share (“EPS”) of $3.78 in Q1 2026 vs. $3.53 in Q4 2025.

•	Net interest income of $670.2 million in Q1 2026, an increase of $12.6 million compared to Q4 2025:

•	Net interest margin of 3.66% in Q1 2026, compared to 3.61% in Q4 2025; net interest margin on a taxable equivalent basis of 4.14% in Q1 2026, compared to 4.03% in Q4 2025.

•	Non-interest income of $165.6 million in Q1 2026, a decrease of $0.7 million when compared to $166.3 million in Q4 2025.

•	Operating expenses of $467.3 million, a decrease of $5.9 million when compared to $473.2 million in Q4 2025.

•	Excluding the partial reversal of the FDIC special assessment reserve of $15.3 million in Q4 2025, operating expenses decreased by $21.2 million when compared to Q4 2025.

•	Credit quality metrics:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $40.2 million from Q4 2025; NPLs to loans ratio decreased to 1.17% from 1.27% in Q4 2025.

•

Net charge-offs (“NCOs”) increased by $10.4 million from Q4 2025 to $60.0 million, mainly due to a single $11.1 million commercial loan charge-off, previously placed in non-accrual in Q3 2025. Annualized NCOs to average loans held-in-portfolio at 0.61% vs. 0.51% in Q4 2025.

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.10% vs. 2.05% in Q4 2025; and

•	ACL to NPLs at 179.8% vs. 162.2% in Q4 2025.

•

Loans held-in-portfolio, excluding loans held-for-sale, amounted to $39.3 billion, a decrease of $37.8 million from Q4 2025; average quarterly loan balances, excluding loans held-for-sale, higher by $434.9 million.

•	Money market and investment securities increased by $803.7 million from Q4 2025 to $33.6 billion; average quarterly balances increased by $959.4 million.

•	Deposits at $67.6 billion, increasing by $1.4 billion from Q4 2025.

•

This includes an increase of $250.1 million in P.R. public deposits; excluding P.R. public deposits, total deposits increased by $1.2 billion; average quarterly deposits increased by $1.1 billion, including an increase of $711.0 million in P.R. public deposits.

•	Common Equity Tier 1 ratio of 15.92%, Common Equity per share of $97.27 and Tangible Book Value per share of $84.98 ($2.33 above Q4 2025).

•

Capital actions for the first quarter of 2026 included the repurchase of 1,155,398 shares of common stock for $155.2 million, at an average price of $134.31 per share, and the payment and declaration of a quarterly common stock dividend of $0.75 per share. As of March 31, 2026, a total of $126.0 million remained available for stock repurchases under our currently active authorization.

•	Return on average tangible common equity (“ROTCE”) of 15.46% in Q1 2026 vs. 14.39% in Q4 2025.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $245.7 million for the quarter ended March 31, 2026, compared to net income of $233.9 million for the quarter ended December 31, 2025.

“We delivered a strong start to 2026, with net income of $246 million and earnings per share of $3.78, up 38% and 48%, respectively, year-over-year, reflecting disciplined execution across our businesses and continued momentum throughout the franchise,” said Javier D. Ferrer, President and Chief Executive Officer of Popular, Inc. “Our results quarter-over-quarter were driven by higher net interest income, an expanding net interest margin and, importantly, lower operating expenses. We also returned $204 million to our shareholders through buybacks and dividends.”

“We continue to invest in our businesses and expand our operational capabilities in support of our strategic objectives. We know that when we deliver for our customers, our businesses thrive and our shareholders are rewarded.”

“The Puerto Rico and United States economies remained resilient, with healthy business performance and consumer activity. We remain attentive to the evolving geopolitical and macroeconomic landscape, focused on maintaining our disciplined approach and being a source of strength for those who depend on us.”

“Our diversified business model, combined with robust capital and liquidity levels, positions us well to support our customers and create long-term value for our shareholders.”

“We are pleased to have delivered a ROTCE of 15.5% this quarter, up from 14.4% in the fourth quarter of 2025 and from 11.4% in the same quarter a year ago. This is a meaningful step forward in our journey toward a sustainable, through-the-cycle, 14% objective.”

“I want to express my sincere gratitude to our employees — it is their daily commitment to our customers, our communities, and each other that makes these results possible.”

Earnings Highlights

(Unaudited)	Quarters ended
(Dollars in thousands, except per share information)	31-Mar-26	31-Dec-25	31-Mar-25
Net interest income	$670,180	$657,552	$605,597
Provision for credit losses	75,886	72,016	64,081

Net interest income after provision for credit losses	594,294	585,536	541,516
Other non-interest income	165,626	166,286	152,061
Operating expenses	467,310	473,206	471,012

Income before income tax	292,610	278,616	222,565
Income tax expense	46,936	44,716	45,063

Net income	$245,674	$233,900	$177,502

Net income applicable to common stock	$245,321	$233,547	$177,149

Net income per common share - basic	$3.78	$3.53	$2.56

Net income per common share - diluted	$3.78	$3.53	$2.56

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it determines that these measures provide more meaningful information of the underlying performance of the ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended March 31, 2026. Net interest income, on a taxable equivalent basis, is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

Tangible common equity, the tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. The tangible common equity ratio and tangible book value per common share are commonly used by banks and analysts in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Adjusted net income

In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The following table presents the reconciliation of the net income to the adjusted net income (non-GAAP) for the quarter ended December 31, 2025. There were no adjustments to net income for the quarter ended March 31, 2026.

Adjusted Net Income for the Quarter Ended December 31, 2025 (Non-GAAP)

(Unaudited)
(In thousands)	Income before income tax	Income tax expense(benefit)	Impact on net Income
U.S. GAAP Net income	$278,616	$44,716	$233,900
Non-GAAP Adjustments:
FDIC Special Assessment [1]	(15,323)	5,622	(9,701)

Adjusted net income (Non-GAAP)	$263,293	$39,094	$224,199

[1]

Partial reversal of the FDIC special assessment reserve imposed in connection with the receivership of several failed banks in 2023. Refer to the Operating Expenses section of this press release for additional information.

Net Interest Income and Net Interest Margin

Net interest income (“NII”) for the first quarter of 2026 was $670.2 million, an increase of $12.6 million when compared to the previous quarter. This increase was driven by lower interest expense on deposits by $22.1 million, primarily due to the lower cost of P.R. public deposits by $13.7 million, or 31 basis points, and lower cost of deposits in Popular Bank by $7.4 million, or 18 basis points, due to repricing across most deposit products. Higher income from U.S. Treasury securities by $5.9 million also contributed to higher NII, driven by higher average deposit balances by $1.1 billion during the quarter due to a combination of higher retail, commercial and P.R. public deposits, which supported the re-investment of maturities and purchases of U.S. treasuries. This increase in NII was partially offset by lower income from loans by $7.7 million, primarily attributable to the impact of two fewer days in the period, partially offset by higher average loan balances in the commercial and construction portfolios in both banks and in the mortgage loan portfolio in BPPR, as well as higher loan yields in the auto loan and credit card portfolios. In addition, lower income from money market investments by $4.0 million, or 28 basis points, negatively impacted NII during the quarter, reflecting the full quarter impact of short-term market rate cuts by the Federal Open Market Committee in the fourth quarter of 2025. The overall impact in NII of the two fewer days in the quarter was lower NII by $10.3 million.

Net interest margin (“NIM”) of 3.66% in the first quarter of 2026 increased five basis points, compared to 3.61% in the previous quarter, primarily due to the reduction in costs of P.R. public deposits and high-cost deposits in Popular Bank described above.

Excluding P.R. public deposits, average deposits increased by $383.5 million. Total deposit costs decreased by 12 basis points quarter-over-quarter to 1.56%. Excluding P.R. public deposits, total deposit costs decreased by five basis points to 1.09% compared to the previous quarter.

Net Interest Income and Net Interest Margin Taxable Equivalent (Non-GAAP)

Net interest income on a taxable equivalent basis for the first quarter of 2026 was $757.8 million, an increase of $24.0 million when compared to the previous quarter. Net interest margin on a taxable equivalent basis for the first quarter of 2026 was 4.14%, an increase of 11 basis points, driven by higher average balance and yields of U.S. Treasuries and higher average balance of mortgage and commercial loans during the period. Interest income on a taxable equivalent basis includes interest income on U.S. Treasuries and income from certain loans in BPPR portfolios, which are both tax exempt in Puerto Rico.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

For the BPPR segment, net interest income for the first quarter of 2026 was $567.9 million, an increase of $13.4 million over the previous quarter. Net interest margin increased by seven basis points to 3.85%. Total deposit costs decreased by 11 basis points to 1.31%.

The main drivers of higher net interest income for the BPPR segment include:

•

lower interest expense on deposits by $14.7 million, or 15 basis points, mainly driven by lower cost of P.R. public deposits (linked to short-term market rates), which decreased by $13.7 million, or 31 basis points, reflecting the full quarter effect of the decline in short-term market rates during the fourth quarter of 2025; and

•

higher income from investment securities by $5.9 million, or four basis points, due to higher average balances in U.S. Treasury securities attributable to higher purchase and reinvestment activity in higher yielding U.S. Treasuries driven by higher deposit average balances by $1.3 billion;

partially offset by:

•

lower income from money market investments by $3.4 million primarily due to a lower yield by 28 basis points when compared to the fourth quarter to 2025 as a result of the decline in short term market rates; and

•

lower interest income from loans by $3.2 million, primarily attributable to the impact of two fewer days in the period, partially offset by average loan balance growth of $369.5 million in the commercial and mortgage loan portfolios.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

Net interest income for the Popular Bank segment in Q1 2026 was $111.7 million, higher by $0.1 million when compared to the previous quarter. Net interest margin increased by four basis points to 3.15%. Total deposit costs decreased by 16 basis points during the quarter to 2.69%.

The main drivers for the net interest income for the Popular Bank segment include:

•

lower interest expense on interest-bearing deposits by $7.4 million, or 18 basis points, attributable to repricing across most deposit products but mainly from high-cost online savings and time deposits;

partially offset by:

•

lower interest income from loans by $4.5 million, or six basis points, driven by fewer days when compared to the previous quarter along with a lower yield in the commercial loan portfolio primarily attributable to a single loan payoff that occurred in Q4 2025 and lower prepayment penalty fees; and

•	higher interest expense on short term borrowings by $1.2 million due to higher short-term FHLB advances.

Refer to tables D and E for more details on the components of net interest income and net interest margin on a taxable equivalent basis.

Non-interest income

Non-interest income amounted to $165.6 million for the quarter ended March 31, 2026, a decrease of $0.7 million when compared to $166.3 million for the previous quarter. The main variances in non-interest income include:

•

lower other service fees by $3.6 million, mainly driven by lower debit and credit card fees by $1.2 million, lower purchase volume when compared to the seasonal increase in the fourth quarter of 2025, and lower insurance fees by $1.9 million mainly due to contingent insurance commissions, which are typically recognized during the fourth quarter;

partially offset by:

•

higher income from equity securities of $2.8 million mainly due to a favorable quarter-over-quarter variance of $3.5 million in the valuation of securities held for deferred benefit plans, which have an offsetting effect in personnel costs, which during Q1 2026 had a $1.2 million positive market adjustment as compared to a decrease of $2.3 million in Q4.

Refer to Table B for further details.

Operating expenses

Operating expenses for the first quarter of 2026 totaled $467.3 million, a decrease of $5.9 million when compared to the fourth quarter of 2025. Excluding the partial reversal of the FDIC special assessment reserve of $15.3 million in Q4 2025, operating expenses decreased by $21.2 million when compared to Q4 2025.

The other factors that contributed to lower total operating expenses were:

•	lower personnel costs by $14.1 million, primarily due to a profit-sharing accrual of $12.8 million during the fourth quarter of 2025 and lower salaries from fewer days in the quarter;

•

lower business promotion expenses by $7.1 million mainly due to lower customer rewards programs expenses in our credit card business, as well as lower advertising, sponsorship and corporate communication expenses that are seasonally higher in the fourth quarter of the year; and

•

lower professional fees by $3.8 million mainly due to fees related to corporate initiatives and IT projects such as the ERP implementation project and lower cost associated with regulatory compliance activities;

partially offset by:

•	higher deposit insurance by $15.9 million due to the $15.3 million FDIC special assessment partial reversal recorded in the fourth quarter of 2025; and

•	higher technology and software expenses by $3.0 million mainly due to continuing investments in technology and transformation initiatives.

Full-time equivalent employees were 9,191 as of March 31, 2026, compared to 9,238 as of December 31, 2025.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the first quarter of 2026, the Corporation recorded an income tax expense of $46.9 million, compared to an income tax expense of $44.7 million for the previous quarter. The increase in income tax expense of $2.2 million is mainly driven by higher income before tax, partially offset by higher exempt income.

The effective tax rate (“ETR”) of the Corporation is impacted by the composition source of its taxable income and tax credit activities. The ETR for the first quarter of 2026 was 16.0%, in line with the previous quarter.

Credit Quality

During the first quarter of 2026, the Corporation’s credit quality metrics remained stable. The Corporation continues to closely monitor the economic landscape and borrower performance, as macro-economic uncertainty and increased volatility remain key considerations. Management believes that the improvements in risk management practices over recent years and the overall credit risk profile of the loan portfolio position the Corporation to continue to operate successfully in the current environment.

The following presents credit quality results for the first quarter of 2026:

Non-Performing Loans and Net Charge Offs

Total NPLs decreased by $40.2 million to $458.1 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-portfolio decreased by $7.0 million in the first quarter of 2026. The ratio of NPLs to total loans held in the portfolio was 1.17% for the first quarter of 2026, compared to 1.27% for the previous quarter. NPLs variances per reporting segment include:

•

In the BPPR segment, NPLs decreased by $38.4 million, primarily driven by reductions in commercial, consumer and mortgage NPLs of $17.6 million, $17.5 million and $3.0 million, respectively. The decrease in commercial NPLs was mainly driven by an $11.1 million charge-off related to a commercial real estate facility classified as NPL in the third quarter of 2025. The improvement in consumer NPLs was primarily due to a $16.8 million reduction in auto NPLs driven by increased payment activity. Excluding consumer loans, inflows to NPLs in the BPPR segment decreased by $2.4 million compared to the previous quarter.

•	In the PB segment, NPLs remained stable quarter-over-quarter, decreasing by $1.8 million. Excluding consumer loans, inflows to NPLs decreased by $4.6 million compared to the previous quarter.

Including other real estate owned (“OREO”) assets of $45.7 million, non-performing assets (“NPAs”) for the Corporation amounted to $503.8 million, a decrease of $37.0 million when compared to the previous quarter.

Total NCOs of $60.0 million increased by $10.4 million when compared to the fourth quarter of 2025. NCOs during the fourth quarter included $5.3 million in recoveries from the sale of previously charged off auto and credit card loans. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio for the first quarter was 0.61%, compared to 0.51% in the fourth quarter of 2025.

NCOs variances per reporting segment include:

•	In the BPPR segment, NCOs increased by $9.8 million, mostly due to the above referenced $11.1 million commercial NCO.

•	In the PB segment, NCOs increased by $0.6 million.

Allowance for Credit Losses and Provision for Credit Losses

The ACL as of March 31, 2026 amounted to $823.7 million, an increase of $15.6 million when compared to the fourth quarter of 2025. The increase in the ACL was primarily in the BPPR segment.

•

In the BPPR segment, the ACL increased by $14.3 million when compared to the previous quarter, mostly due to a $22.3 million increase in reserves for commercial loans driven by higher specific reserves for a single-borrower exposure in non-accrual and other loan modifications. The ACL for mortgage loans increased by $3.1 million, mostly due to changes in the macroeconomic scenarios. These increases were partially offset by a $12.4 million decrease in the ACL for consumer loans, mainly in the auto portfolio, reflecting improvements in credit quality.

•	In the PB segment, the ACL remained stable, increasing by $1.4 million from the previous quarter.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.10% in the first quarter of 2026, compared to 2.05% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio increased to 179.8%, from 162.2% in the previous quarter.

The provision for loan losses for the loan and lease portfolios for the first quarter of 2026 was $75.7 million, an increase of $4.3 million when compared to $71.4 million in the previous quarter. The provision for loan losses for the BPPR segment amounted to $73.3 million, compared to $71.7 million in the previous quarter. This increase was primarily driven by higher provision expenses for commercial loans of $14.5 million, mainly due to specific reserves for two unrelated commercial exposures in BPPR. The provision for mortgage loans increased by $10.6 million; during the previous quarter, changes in credit quality generated a release of $10.2 million in the mortgage loan portfolio. These increases were partially offset by a lower provision for the consumer loan portfolio of $24.2 million, mainly in the auto loan and unsecured loan portfolios, as a result of changes in credit quality and lower reserve build-up requirements due to slower origination activity. The provision for loan losses for the PB segment amounted to $2.4 million, compared to a release of $0.3 million in the prior quarter.

Including the provision for unfunded loan commitments and the provision related to the Corporation’s investment portfolio, the provision for credit losses for the first quarter was $75.9 million.

Refer to Table L for breakdown of non-performing assets and related ratios and to Table N for allowance for credit losses, net charge-offs and related ratios.

Non-Performing Assets

(Unaudited)
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25
Non-performing loans held-in-portfolio	$458,117	$498,343	$314,069
Other real estate owned	45,680	42,433	52,114

Total non-performing assets	$503,797	$540,776	$366,183

Net charge-offs for the quarter	$60,023	$49,592	$49,103

Ratios:
Loans held-in-portfolio	$39,289,702	$39,327,518	$37,254,032
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.17%	1.27%	0.84%
Allowance for credit losses to loans held-in-portfolio	2.10	2.05	2.05
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	179.81	162.15	242.67

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25
Provision for credit losses (benefit) - loan portfolios:
BPPR	$73,298	$71,734	$52,690
Popular U.S.	2,391	(308)	12,528

Total provision for credit losses (benefit) - loan portfolios	$75,689	$71,426	$65,218

Credit Quality by Segment

(Unaudited)
(Dollars in thousands)	Quarters ended
BPPR	31-Mar-26	31-Dec-25	31-Mar-25
Provision for credit losses - loan portfolios	$73,298	$71,734	$52,690
Net charge-offs	58,990	49,171	47,102
Total non-performing loans held-in-portfolio	420,273	458,709	262,006
Annualized net charge-offs to average loans held-in-portfolio	0.85%	0.72%	0.72%
Allowance / loans held-in-portfolio	2.65%	2.60%	2.59%
Allowance / non-performing loans held-in-portfolio	174.23%	156.51%	258.11%

	Quarters ended
Popular U.S.	31-Mar-26	31-Dec-25	31-Mar-25
Provision for credit losses (benefit) - loan portfolios	$2,391	$(308)	$12,528
Net charge-offs	1,033	421	2,001
Total non-performing loans held-in-portfolio	37,844	39,634	52,063
Annualized net charge-offs to average loans held-in-portfolio	0.04%	0.01%	0.07%
Allowance / loans held-in-portfolio	0.79%	0.77%	0.77%
Allowance / non-performing loans held-in-portfolio	241.77%	227.42%	164.96%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25
Cash and money market investments	$5,040,621	$5,029,261	$6,575,193
Investment securities	28,943,544	28,168,918	27,375,396
Loans	39,289,702	39,327,518	37,254,032
Total assets	76,131,018	75,348,267	74,038,606
Deposits	67,611,316	66,190,093	65,819,255
Borrowings	1,119,557	1,448,578	1,090,417
Total liabilities	69,819,932	69,099,188	68,238,911
Stockholders’ equity	6,311,086	6,249,079	5,799,695

Total assets amounted to $76.1 billion at March 31, 2026, an increase of $782.8 million from the fourth quarter of 2025, driven by:

•

an increase in available-for-sale (“AFS”) securities of $1.2 billion, driven by reinvestment in U.S. Treasury securities, partially offset by maturities and principal paydowns, mainly in mortgage-backed securities (“MBS”);

partially offset by:

•

a decrease in held-to-maturity (“HTM”) securities of $365.0 million, driven by maturities and principal paydowns, partially offset by the amortization of $46.9 million of the discount related to U.S. Treasury securities previously reclassified from AFS to HTM.

Total liabilities increased by $720.7 million from the fourth quarter of 2025, driven by:

•

an increase of $1.4 billion in deposits, primarily driven by an increase at BPPR of $1.2 billion, including higher balances across both retail and commercial accounts, driven by growth in total retail deposit accounts and increased balances from commercial deposits, and an increase in P.R. public deposits of approximately $250.1 million, reflecting an inflow of federal funds and funds from tax collections, partially offset by seasonal disbursements related to tax refunds. At quarter end, P.R. public deposits totaled $19.7 billion;

partially offset by:

•	a decrease in other liabilities of $375.9 million, mainly due to lower unsettled U.S. Treasury security purchases by $298.3 million; and

•	a decrease in other short-term borrowings of $300.0 million due to lower FHLB advances in PB.

Stockholders’ equity increased by $62.0 million when compared to the fourth quarter of 2025 mainly due to the quarter’s net income of $245.7 million and the amortization of unrealized losses from securities previously reclassified to HTM of $37.5 million, net of tax, partially offset by an increase in Treasury Stock of $152.4 million, mainly due to common stock repurchases during the quarter, the common and preferred dividends declared during the quarter of $48.9 million, and an increase in net unrealized losses in the portfolio of AFS securities of $25.3 million.

During the quarter ended March 31, 2026, Popular repurchased 1,155,398 shares of common stock for $155.2 million at an average price of $134.31 per share. As of March 31, 2026, $126.0 million remained available for stock repurchase under the active repurchase authorization.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 15.92%, $97.27 and $84.98, respectively, at March 31, 2026, compared to 15.72%, $94.75 and $82.65, respectively, at December 31, 2025.

Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, our ability to execute capital actions, including with respect to share repurchases and dividends, the imposition of additional or special FDIC assessments, or increases thereto, the occurrence of any cyber-security event, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, the impact of any future U.S. government shutdown and changes in and uncertainty regarding federal funding, tax and trade policies, and rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2025 and our Form 10-Q for the quarters ended March 31, 2026 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Thursday, April 23, 2026 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Following the live webcast, a replay will be archived in the investor relations section of Popular’s website.

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE [Left Blank]

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Consolidated Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses “ACL” - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses “ACL” - Loan Portfolios - POPULAR U.S. Operations

Table Q - Allowance for Credit Losses “ACL” - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to First Quarter 2026 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended
	31-Mar-26	31-Dec-25	31-Mar-25
Basic EPS	$3.78	$3.53	$2.56
Diluted EPS	$3.78	$3.53	$2.56
Average common shares outstanding	64,818,440	65,997,636	69,280,137
Average common shares outstanding - assuming dilution	64,877,543	66,030,817	69,307,681
Common shares outstanding at end of period	64,654,788	65,719,385	68,984,148
Market value per common share	$134.17	$124.52	$92.37
Market capitalization - (In millions)	$8,675	$8,183	$6,372
Return on average assets	1.29%	1.23%	0.96%
Return on average common equity	13.76%	12.81%	10.07%
Net interest margin (non-taxable equivalent basis)	3.66%	3.61%	3.40%
Net interest margin (taxable equivalent basis) -non-GAAP	4.14%	4.03%	3.73%
Common equity per share	$97.27	$94.75	$83.75
Tangible common book value per common share (non-GAAP) [1]	$84.98	$82.65	$72.02
Tangible common equity to tangible assets (non-GAAP) [1]	7.29%	7.29%	6.78%
Return on average tangible common equity [1]	15.46%	14.39%	11.36%
Tier 1 capital	15.98%	15.77%	16.16%
Total capital	17.71%	17.50%	17.91%
Tier 1 leverage	8.60%	8.65%	8.50%
Common Equity Tier 1 capital	15.92%	15.72%	16.11%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to First Quarter 2026 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance
			Q1 2026		Q1 2026
(In thousands, except per share information)	31-Mar-26	31-Dec-25	vs. Q4 2025	31-Mar-25	vs. Q1 2025
Interest income:
Loans	$702,149	$709,819	$(7,670)	$666,673	$35,476
Money market investments	44,240	48,221	(3,981)	70,166	(25,926)
Investment securities	200,827	197,450	3,377	180,159	20,668

Total interest income	947,216	955,490	(8,274)	916,998	30,218

Interest expense:
Deposits	259,418	281,543	(22,125)	297,863	(38,445)
Short-term borrowings	5,703	4,476	1,227	1,426	4,277
Long-term debt	11,915	11,919	(4)	12,112	(197)

Total interest expense	277,036	297,938	(20,902)	311,401	(34,365)

Net interest income	670,180	657,552	12,628	605,597	64,583
Provision for credit losses	75,886	72,016	3,870	64,081	11,805

Net interest income after provision for credit losses	594,294	585,536	8,758	541,516	52,778

Service charges on deposit accounts	38,766	38,911	(145)	39,054	(288)
Other service fees	102,921	106,505	(3,584)	94,508	8,413
Mortgage banking activities	4,213	3,624	589	3,689	524
Net gain (loss), including impairment, on equity securities	1,029	(2,049)	3,078	(414)	1,443
Net gain on trading account debt securities	261	452	(191)	520	(259)
Adjustments to indemnity reserves on loans sold	35	(503)	538	173	(138)
Other operating income	18,401	19,346	(945)	14,531	3,870

Total non-interest income	165,626	166,286	(660)	152,061	13,565

Operating expenses:
Personnel costs
Salaries	134,813	139,665	(4,852)	130,950	3,863
Commissions, incentives and other bonuses	34,903	36,394	(1,491)	37,986	(3,083)
Profit sharing	(1,203)	12,801	(14,004)	—	(1,203)
Pension, postretirement and medical insurance	14,896	17,556	(2,660)	14,566	330
Other personnel costs, including payroll taxes	32,660	23,742	8,918	29,211	3,449

Total personnel costs	216,069	230,158	(14,089)	212,713	3,356
Net occupancy expenses	27,299	27,772	(473)	27,218	81
Equipment expenses	5,229	5,706	(477)	5,302	(73)
Other taxes	17,677	17,615	62	18,725	(1,048)
Professional fees	25,553	29,357	(3,804)	26,825	(1,272)
Technology and software expenses	89,139	86,124	3,015	83,668	5,471
Processing and transactional services
Credit and debit cards	14,206	15,470	(1,264)	12,926	1,280
Other processing and transactional services	24,881	22,866	2,015	24,855	26

Total processing and transactional services	39,087	38,336	751	37,781	1,306
Communications	4,509	4,520	(11)	4,904	(395)
Business promotion
Rewards and customer loyalty programs	15,392	17,741	(2,349)	16,365	(973)
Other business promotion	7,468	12,178	(4,710)	7,310	158

Total business promotion	22,860	29,919	(7,059)	23,675	(815)
Deposit insurance	9,917	(5,946)	15,863	10,035	(118)
Other real estate owned (OREO) expense (income)	(4,618)	(2,531)	(2,087)	(3,330)	(1,288)
Other operating expenses
Operational losses	3,975	2,624	1,351	6,138	(2,163)
All other	10,230	9,168	1,062	16,761	(6,531)

Total other operating expenses	14,205	11,792	2,413	22,899	(8,694)
Amortization of intangibles	384	384	—	597	(213)

Total operating expenses	467,310	473,206	(5,896)	471,012	(3,702)

Income before income tax	292,610	278,616	13,994	222,565	70,045
Income tax expense	46,936	44,716	2,220	45,063	1,873

Net income	$245,674	$233,900	$11,774	$177,502	$68,172

Net income applicable to common stock	$245,321	$233,547	$11,774	$177,149	$68,172

Net income per common share - basic	$3.78	$3.53	$0.25	$2.56	$1.22

Net income per common share - diluted	$3.78	$3.53	$0.25	$2.56	$1.22

Dividends Declared per Common Share	$0.75	$0.75	$—	$0.70	$0.05

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q1 2026 vs.
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25	Q4 2025
Assets:
Cash and due from banks	$384,922	$402,755	$380,165	$(17,833)
Money market investments	4,655,699	4,626,506	6,195,028	29,193
Trading account debt securities, at fair value	30,449	36,569	28,477	(6,120)
Debt securities available-for-sale, at fair value	21,733,269	20,574,972	19,493,180	1,158,297
Debt securities held-to-maturity, at amortized cost	6,962,659	7,327,529	7,648,718	(364,870)
Less: Allowance for credit losses	5,900	5,812	5,481	88

Debt securities held-to-maturity, net	6,956,759	7,321,717	7,643,237	(364,958)

Equity securities	217,167	229,848	205,021	(12,681)
Loans held-for-sale, at lower of cost or fair value	5,603	9,998	5,077	(4,395)
Loans held-in-portfolio	39,703,844	39,749,142	37,675,070	(45,298)
Less: Unearned income	414,142	421,624	421,038	(7,482)
Allowance for credit losses	823,729	808,056	762,148	15,673

Total loans held-in-portfolio, net	38,465,973	38,519,462	36,491,884	(53,489)

Premises and equipment, net	706,233	685,820	625,237	20,413
Other real estate	45,680	42,433	52,114	3,247
Accrued income receivable	308,617	300,824	262,720	7,793
Mortgage servicing rights, at fair value	94,232	96,356	104,743	(2,124)
Other assets	1,731,769	1,705,977	1,742,540	25,792
Goodwill	789,954	789,954	802,954	—
Other intangible assets	4,692	5,076	6,229	(384)

Total assets	$76,131,018	$75,348,267	$74,038,606	$782,751

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,785,788	$15,304,209	$15,160,801	$481,579
Interest bearing	51,825,528	50,885,884	50,658,454	939,644

Total deposits	67,611,316	66,190,093	65,819,255	1,421,223

Assets sold under agreements to repurchase	34,576	39,001	57,268	(4,425)
Other short-term borrowings	350,000	650,000	200,000	(300,000)
Notes payable	734,981	759,577	833,149	(24,596)
Other liabilities	1,089,059	1,460,517	1,329,239	(371,458)

Total liabilities	69,819,932	69,099,188	68,238,911	720,744

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,049	1,049	1,049	—
Surplus	4,928,636	4,924,296	4,912,886	4,340
Retained earnings	5,403,176	5,206,497	4,699,697	196,679
Treasury stock	(2,875,230)	(2,722,819)	(2,346,093)	(152,411)
Accumulated other comprehensive loss, net of tax	(1,168,688)	(1,182,087)	(1,489,987)	13,399

Total stockholders’ equity	6,311,086	6,249,079	5,799,695	62,007

Total liabilities and stockholders’ equity	$76,131,018	$75,348,267	$74,038,606	$782,751

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2026 and December 31, 2025

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-26	31-Dec-25	Variance	31-Mar-26	31-Dec-25	Variance		31-Mar-26	31-Dec-25	Variance	Rate	Volume
(In millions)							(In thousands)
$4,850	$4,810	$40	3.70%	3.98%	(0.28)%	Money market investments	$44,240	$48,221	$(3,981)	$(4,385)	$404
29,810	28,892	918	3.52	3.43	0.09	Investment securities [1]	258,897	249,672	9,225	30	9,195
34	32	2	5.56	5.26	0.30	Trading securities	463	430	33	15	18

34,694	33,734	960	3.54	3.51	0.03	Total money market, investment and trading securities	303,600	298,323	5,277	(4,340)	9,617

						Loans:
19,723	19,395	328	6.71	6.75	(0.04)	Commercial	326,387	330,093	(3,706)	(9,231)	5,525
1,697	1,639	58	8.14	8.20	(0.06)	Construction	34,068	33,871	197	(969)	1,166
1,985	1,991	(6)	7.35	7.27	0.08	Leasing	36,459	36,178	281	391	(110)
8,664	8,591	73	6.08	6.02	0.06	Mortgage	131,679	129,278	2,401	1,307	1,094
3,309	3,294	15	13.86	13.59	0.27	Consumer	113,129	112,828	301	(268)	569
3,892	3,933	(41)	9.33	9.20	0.13	Auto	89,496	91,216	(1,720)	(778)	(942)

39,270	38,843	427	7.53	7.51	0.02	Total loans	731,218	733,464	(2,246)	(9,548)	7,302

$73,964	$72,577	$1,387	5.66%	5.65%	0.01%	Total earning assets	$1,034,818	$1,031,787	$3,031	$(13,888)	$16,919

						Interest bearing deposits:
$8,554	$8,354	$200	1.62%	1.74%	(0.12)%	NOW and money market	$34,159	$36,632	$(2,473)	$(3,502)	$1,029
14,633	14,532	101	0.77	0.79	(0.02)	Savings	27,714	29,095	(1,381)	(1,177)	(204)
8,714	8,859	(145)	2.99	3.08	(0.09)	Time deposits	64,243	68,777	(4,534)	(3,244)	(1,290)
20,362	19,651	711	2.66	2.97	(0.31)	P.R. public deposits	133,302	147,039	(13,737)	(18,689)	4,952

52,263	51,396	867	2.01	2.17	(0.16)	Total interest bearing deposits	259,418	281,543	(22,125)	(26,612)	4,487

15,101	14,874	227				Non-interest bearing demand deposits

67,364	66,270	1,094	1.56	1.68	(0.12)	Total deposits	259,418	281,543	(22,125)	(26,612)	4,487

597	425	172	3.88	4.18	(0.30)	Short-term borrowings	5,703	4,476	1,227	(443)	1,670
772	792	(20)	6.26	6.04	0.22	Other medium and long-term debt	11,915	11,919	(4)	344	(348)

53,632	52,613	1,019	2.09	2.24	(0.15)	Total interest bearing liabilities (excluding demand deposits)	277,036	297,938	(20,902)	(26,711)	5,809

5,231	5,090	141				Other sources of funds

$73,964	$72,577	$1,387	1.52%	1.62%	(0.10)%	Total source of funds	277,036	297,938	(20,902)	(26,711)	5,809

			4.14%	4.03%	0.11%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	757,782	733,849	23,933	$12,823	$11,110

			3.57%	3.41%	0.16%	Net interest spread

						Taxable equivalent adjustment	87,602	76,297	11,305

			3.66%	3.61%	0.05%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$670,180	$657,552	$12,628

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended March 31, 2026 and March 31, 2025

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
31-Mar-26	31-Mar-25	Variance	31-Mar-26	31-Mar-25	Variance		31-Mar-26	31-Mar-25	Variance	Rate	Volume
(In millions)							(In thousands)
$4,850	$6,379	$(1,529)	3.70%	4.46%	(0.76)%	Money market investments	$44,240	$70,166	$(25,926)	$(10,784)	$(15,142)
29,810	28,415	1,395	3.52	3.14	0.38	Investment securities [1]	258,897	220,435	38,462	24,348	14,114
34	31	3	5.56	5.82	(0.26)	Trading securities	463	440	23	(20)	43

34,694	34,825	(131)	3.54	3.38	0.16	Total money market, investment and trading securities	303,600	291,041	12,559	13,544	(985)

						Loans:
19,723	18,489	1,234	6.71	6.71	—	Commercial	326,387	305,968	20,419	3	20,416
1,697	1,309	388	8.14	8.11	0.03	Construction	34,068	26,190	7,878	102	7,776
1,985	1,930	55	7.35	7.14	0.21	Leasing	36,459	34,444	2,015	1,015	1,000
8,664	8,168	496	6.08	5.82	0.26	Mortgage	131,679	118,917	12,762	5,360	7,402
3,309	3,203	106	13.86	14.04	(0.18)	Consumer	113,129	110,859	2,270	(1,351)	3,621
3,892	3,907	(15)	9.33	9.12	0.21	Auto	89,496	87,850	1,646	1,980	(334)

39,270	37,006	2,264	7.53	7.48	0.05	Total loans	731,218	684,228	46,990	7,109	39,881

$73,964	$71,831	$2,133	5.66%	5.49%	0.17%	Total earning assets	$1,034,818	$975,269	$59,549	$20,653	$38,896

						Interest bearing deposits:
$8,554	$7,983	$571	1.62%	1.73%	(0.11)%	NOW and money market	$34,159	$34,002	$157	$(4,227)	$4,384
14,633	14,507	126	0.77	0.87	(0.10)	Savings	27,714	31,280	(3,566)	(2,118)	(1,448)
8,714	8,400	314	2.99	3.22	(0.23)	Time deposits	64,243	66,681	(2,438)	(4,969)	2,531
20,362	20,286	76	2.66	3.32	(0.66)	P.R. public deposits	133,302	165,900	(32,598)	(33,046)	448

52,263	51,176	1,087	2.01	2.36	(0.35)	Total interest bearing deposits	259,418	297,863	(38,445)	(44,360)	5,915

15,101	14,682	419				Non-interest bearing demand deposits

67,364	65,858	1,506	1.56	1.83	(0.27)	Total deposits	259,418	297,863	(38,445)	(44,360)	5,915

597	121	476	3.88	4.77	(0.89)	Short-term borrowings	5,703	1,426	4,277	(284)	4,561
772	862	(90)	6.26	5.66	0.60	Other medium and long-term debt	11,915	12,112	(197)	1,223	(1,420)

53,632	52,159	1,473	2.09	2.42	(0.33)	Total interest bearing liabilities (excluding demand deposits)	277,036	311,401	(34,365)	(43,421)	9,056

5,231	4,990	241				Other sources of funds

$73,964	$71,831	$2,133	1.52%	1.76%	(0.24)%	Total source of funds	277,036	311,401	(34,365)	(43,421)	9,056

			4.14%	3.73%	0.41%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	757,782	663,868	93,914	$64,074	$29,840

			3.57%	3.07%	0.50%	Net interest spread

						Taxable equivalent adjustment	87,602	58,271	29,331

			3.66%	3.40%	0.26%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$670,180	$605,597	$64,583

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table F – Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

[THIS PAGE INTENTIONALLY LEFT BLANK]

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25	Q1 2026 vs.Q4 2025
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$6,483	$6,805	$7,168	$(322)
Mortgage servicing rights fair value adjustments	(2,639)	(3,521)	(3,570)	882

Total mortgage servicing fees, net of fair value adjustments	3,844	3,284	3,598	560

Net gain (loss) on sale of loans, including valuation on loans held-for-sale	317	505	193	(188)

Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	75	(45)	(87)	120
Realized (losses) gains on closed derivative positions	(18)	(53)	1	35

Total trading account (loss) profit	57	(98)	(86)	155

Losses on repurchased loans, including interest advances	(4)	(67)	(16)	63

Total mortgage banking activities	$4,214	$3,624	$3,689	$590

Other Service Fees

	Quarters ended			Variance
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25	Q1 2026 vs.Q4 2025
Other service fees:
Debit card fees	$30,009	$30,399	$26,432	$(390)
Insurance fees	12,525	14,465	11,309	(1,940)
Credit card fees	32,000	32,772	30,130	(772)
Sale and administration of investment products	10,187	10,203	8,973	(16)
Trust fees	7,339	7,276	6,300	63
Other fees	10,861	11,390	11,364	(529)

Total other service fees	$102,921	$106,505	$94,508	$(3,584)

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table H - Consolidated Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(Dollars in thousands)	31-Mar-26	31-Dec-25	31-Mar-25	Q1 2026 vs.Q4 2025	% of Change	Q1 2026 vs.Q1 2025	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,427,295	$2,455,790	$2,374,915	$(28,495)	(1.16%)	$52,380	2.21%
Commercial real estate non-owner occupied	5,543,451	5,543,284	5,540,603	167	0.00%	2,848	0.05%
Commercial real estate owner occupied	3,212,356	3,153,080	2,956,559	59,276	1.88%	255,797	8.65%
Commercial and industrial	8,565,559	8,607,412	7,693,523	(41,853)	(0.49%)	872,036	11.33%
Total Commercial	19,748,661	19,759,566	18,565,600	(10,905)	(0.06%)	1,183,061	6.37%
Construction	1,674,193	1,674,899	1,358,979	(706)	(0.04%)	315,214	23.19%
Mortgage	8,712,361	8,649,440	8,273,753	62,921	0.73%	438,608	5.30%
Leasing	1,986,165	2,001,365	1,949,705	(15,200)	(0.76%)	36,460	1.87%
Consumer
Credit cards	1,214,199	1,256,717	1,187,777	(42,518)	(3.38%)	26,422	2.22%
Home equity lines of credit	79,764	78,692	77,109	1,072	1.36%	2,655	3.44%
Personal	1,913,281	1,906,228	1,850,023	7,053	0.37%	63,258	3.42%
Auto	3,783,904	3,819,812	3,820,242	(35,908)	(0.94%)	(36,338)	(0.95%)
Other	177,174	180,799	170,844	(3,625)	(2.00%)	6,330	3.71%
Total Consumer	7,168,322	7,242,248	7,105,995	(73,926)	(1.02%)	62,327	0.88%

Total loans held-in-portfolio	$39,289,702	$39,327,518	$37,254,032	$(37,816)	(0.10%)	$2,035,670	5.46%

Loans held-for-sale:
Mortgage	$5,603	$9,998	$5,077	$(4,395)	(43.96%)	$526	10.36%

Total loans held-for-sale	$5,603	$9,998	$5,077	$(4,395)	(43.96%)	$526	10.36%

Total loans	$39,295,305	$39,337,516	$37,259,109	$(42,211)	(0.11%)	$2,036,196	5.46%

Deposits - Ending Balances

				Variance
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25 [2]	Q1 2026 vs. Q4 2025	% of Change	Q1 2026 vs.Q1 2025	% of Change
Deposits excluding P.R. public deposits:
Demand deposits	$15,778,435	$15,298,712	$15,160,801	$479,723	3.14%	$617,634	4.07%
Savings, NOW and money market deposits (non-brokered)	23,208,340	22,655,936	22,581,355	552,404	2.44%	626,985	2.78%
Savings, NOW and money market deposits (brokered)	82,417	87,566	95,861	(5,149)	(5.88%)	(13,444)	(14.02%)
Time deposits (non-brokered)	7,958,260	7,861,848	7,689,656	96,412	1.23%	268,604	3.49%
Time deposits (brokered CDs)	914,526	866,772	668,922	47,754	5.51%	245,604	36.72%

Sub-total deposits excluding P.R. public deposits	47,941,978	46,770,834	46,196,595	1,171,144	2.50%	1,745,383	3.78%

P.R. public deposits:
Demand deposits [1]	11,967,888	11,534,301	11,157,254	433,587	3.76%	810,634	7.27%
Savings, NOW and money market deposits (non-brokered)	6,828,306	7,134,217	7,655,847	(305,911)	(4.29%)	(827,541)	(10.81%)
Time deposits (non-brokered)	873,144	750,741	809,559	122,403	16.30%	63,585	7.85%

Sub-total P.R. public deposits	19,669,338	19,419,259	19,622,660	250,079	1.29%	46,678	0.24%

Total deposits	$67,611,316	$66,190,093	$65,819,255	$1,421,223	2.15%	$1,792,061	2.72%

[1]	Includes interest bearing demand deposits.
[2]

Savings, NOW and money market deposits include reciprocal deposits of $821 million as of March 31, 2026 (December 31, 2025 - $780 million; March 31, 2025 - $726 million) that were categorized as brokered deposits during 2025 and recharacterized as non-brokered on 2026. Similarly, Time deposits include reciprocal deposits of $86.9 million as of March 31, 2026 (December 31, 2025 - $92.6 million; March 31, 2025 - $144 million) that were categorized as brokered deposits during 2025 and recharacterized as non-brokered on 2026. The presentation for March 31, 2025 and December 31, 2025 has been adjusted to conform to the presentation for March 31, 2026.

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

31-Mar-26
BPPR
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$2,717	$7,927	$—	$10,644	$332,447	$343,091	$—	$—
Commercial real estate:
Non-owner occupied	3,123	—	26,457	29,580	3,362,611	3,392,191	26,457	—
Owner occupied	2,114	664	14,192	16,970	1,131,241	1,148,211	14,192	—
Commercial and industrial	5,792	2,240	190,205	198,237	5,742,028	5,940,265	185,993	4,212
Construction	13,635	—	—	13,635	399,144	412,779	—	—
Mortgage	218,044	102,818	325,321	646,183	6,789,562	7,435,745	129,367	195,954
Leasing	21,261	3,938	8,892	34,091	1,952,074	1,986,165	8,892	—
Consumer:
Credit cards	12,351	8,721	25,395	46,467	1,167,725	1,214,192	—	25,395
Home equity lines of credit	—	120	—	120	1,778	1,898	—	—
Personal	18,601	11,212	15,976	45,789	1,805,275	1,851,064	15,755	221
Auto	81,112	13,038	35,390	129,540	3,654,364	3,783,904	35,390	—
Other	574	135	4,663	5,372	162,036	167,408	4,227	436

Total	$379,324	$150,813	$646,491	$1,176,628	$26,500,285	$27,676,913	$420,273	$226,218

31-Dec-25
BPPR
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$6,579	$155	$112	$6,846	$296,502	$303,348	$112	$—
Commercial real estate:
Non-owner occupied	2,457	299	35,692	38,448	3,356,682	3,395,130	35,692	—
Owner occupied	2,760	681	24,567	28,008	1,168,585	1,196,593	24,567	—
Commercial and industrial	8,864	3,760	187,222	199,846	5,770,227	5,970,073	183,914	3,308
Construction	17,283	—	—	17,283	340,258	357,541	—	—
Mortgage	261,145	133,124	329,613	723,882	6,624,085	7,347,967	132,373	197,240
Leasing	23,748	4,640	9,179	37,567	1,963,798	2,001,365	9,179	—
Consumer:
Credit cards	13,700	10,617	27,529	51,846	1,204,885	1,256,731	—	27,529
Home equity lines of credit	—	—	—	—	1,908	1,908	—	—
Personal	19,608	11,894	19,082	50,584	1,785,818	1,836,402	18,863	219
Auto	109,103	25,495	52,200	186,798	3,633,014	3,819,812	52,200	—
Other	927	2,688	2,285	5,900	165,858	171,758	1,809	476

Total	$466,174	$193,353	$687,481	$1,347,008	$26,311,620	$27,658,628	$458,709	$228,772

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(3,862)	$7,772	$(112)	$3,798	$35,945	$39,743	$(112)	$—
Commercial real estate:
Non-owner occupied	666	(299)	(9,235)	(8,868)	5,929	(2,939)	(9,235)	—
Owner occupied	(646)	(17)	(10,375)	(11,038)	(37,344)	(48,382)	(10,375)	—
Commercial and industrial	(3,072)	(1,520)	2,983	(1,609)	(28,199)	(29,808)	2,079	904
Construction	(3,648)	—	—	(3,648)	58,886	55,238	—	—
Mortgage	(43,101)	(30,306)	(4,292)	(77,699)	165,477	87,778	(3,006)	(1,286)
Leasing	(2,487)	(702)	(287)	(3,476)	(11,724)	(15,200)	(287)	—
Consumer:
Credit cards	(1,349)	(1,896)	(2,134)	(5,379)	(37,160)	(42,539)	—	(2,134)
Home equity lines of credit	—	120	—	120	(130)	(10)	—	—
Personal	(1,007)	(682)	(3,106)	(4,795)	19,457	14,662	(3,108)	2
Auto	(27,991)	(12,457)	(16,810)	(57,258)	21,350	(35,908)	(16,810)	—
Other	(353)	(2,553)	2,378	(528)	(3,822)	(4,350)	2,418	(40)

Total	$(86,850)	$(42,540)	$(40,990)	$(170,380)	$188,665	$18,285	$(38,436)	$(2,554)

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

31-Mar-26
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$5,733	$—	$10,962	$16,695	$2,067,509	$2,084,204	$10,962	$—
Commercial real estate:
Non-owner occupied	10,282	1,930	6,987	19,199	2,132,061	2,151,260	6,987	—
Owner occupied	21,202	1,610	—	22,812	2,041,333	2,064,145	—	—
Commercial and industrial	11,660	4,404	6,693	22,757	2,602,537	2,625,294	6,524	169
Construction	6,903	—	—	6,903	1,254,511	1,261,414	—	—
Mortgage	25,877	1,552	9,700	37,129	1,239,487	1,276,616	9,700	—
Consumer:
Credit cards	—	—	—	—	7	7	—	—
Home equity lines of credit	660	252	2,766	3,678	74,188	77,866	2,766	—
Personal	1,062	523	905	2,490	59,727	62,217	905	—
Other	2	—	—	2	9,764	9,766	—	—

Total	$83,381	$10,271	$38,013	$131,665	$11,481,124	$11,612,789	$37,844	$169

31-Dec-25
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$9,500	$—	$8,636	$18,136	$2,134,306	$2,152,442	$8,636	$—
Commercial real estate:
Non-owner occupied	—	1,600	7,020	8,620	2,139,534	2,148,154	7,020	—
Owner occupied	—	—	—	—	1,956,487	1,956,487	—	—
Commercial and industrial	7,608	928	6,686	15,222	2,622,117	2,637,339	6,498	188
Construction	—	—	—	—	1,317,358	1,317,358	—	—
Mortgage	15,596	6,400	13,422	35,418	1,266,055	1,301,473	13,422	—
Consumer:
Credit cards	—	—	—	—	(14)	(14)	—	—
Home equity lines of credit	1,282	82	2,796	4,160	72,624	76,784	2,796	—
Personal	983	832	1,233	3,048	66,778	69,826	1,233	—
Other	—	—	29	29	9,012	9,041	29	—

Total	$34,969	$9,842	$39,822	$84,633	$11,584,257	$11,668,890	$39,634	$188

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(3,767)	$—	$2,326	$(1,441)	$(66,797)	$(68,238)	$2,326	$—
Commercial real estate:
Non-owner occupied	10,282	330	(33)	10,579	(7,473)	3,106	(33)	—
Owner occupied	21,202	1,610	—	22,812	84,846	107,658	—	—
Commercial and industrial	4,052	3,476	7	7,535	(19,580)	(12,045)	26	(19)
Construction	6,903	—	—	6,903	(62,847)	(55,944)	—	—
Mortgage	10,281	(4,848)	(3,722)	1,711	(26,568)	(24,857)	(3,722)	—
Consumer:
Credit cards	—	—	—	—	21	21	—	—
Home equity lines of credit	(622)	170	(30)	(482)	1,564	1,082	(30)	—
Personal	79	(309)	(328)	(558)	(7,051)	(7,609)	(328)	—
Other	2	—	(29)	(27)	752	725	(29)	—

Total	$48,412	$429	$(1,809)	$47,032	$(103,133)	$(56,101)	$(1,790)	$(19)

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

31-Mar-26
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$8,450	$7,927	$10,962	$27,339	$2,399,956	$2,427,295	$10,962	$—
Commercial real estate:
Non-owner occupied	13,405	1,930	33,444	48,779	5,494,672	5,543,451	33,444	—
Owner occupied	23,316	2,274	14,192	39,782	3,172,574	3,212,356	14,192	—
Commercial and industrial	17,452	6,644	196,898	220,994	8,344,565	8,565,559	192,517	4,381
Construction	20,538	—	—	20,538	1,653,655	1,674,193	—	—
Mortgage	243,921	104,370	335,021	683,312	8,029,049	8,712,361	139,067	195,954
Leasing	21,261	3,938	8,892	34,091	1,952,074	1,986,165	8,892	—
Consumer:
Credit cards	12,351	8,721	25,395	46,467	1,167,732	1,214,199	—	25,395
Home equity lines of credit	660	372	2,766	3,798	75,966	79,764	2,766	—
Personal	19,663	11,735	16,881	48,279	1,865,002	1,913,281	16,660	221
Auto	81,112	13,038	35,390	129,540	3,654,364	3,783,904	35,390	—
Other	576	135	4,663	5,374	171,800	177,174	4,227	436

Total	$462,705	$161,084	$684,504	$1,308,293	$37,981,409	$39,289,702	$458,117	$226,387

31-Dec-25
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$16,079	$155	$8,748	$24,982	$2,430,808	$2,455,790	$8,748	$—
Commercial real estate:
Non-owner occupied	2,457	1,899	42,712	47,068	5,496,216	5,543,284	42,712	—
Owner occupied	2,760	681	24,567	28,008	3,125,072	3,153,080	24,567	—
Commercial and industrial	16,472	4,688	193,908	215,068	8,392,344	8,607,412	190,412	3,496
Construction	17,283	—	—	17,283	1,657,616	1,674,899	—	—
Mortgage	276,741	139,524	343,035	759,300	7,890,140	8,649,440	145,795	197,240
Leasing	23,748	4,640	9,179	37,567	1,963,798	2,001,365	9,179	—
Consumer:
Credit cards	13,700	10,617	27,529	51,846	1,204,871	1,256,717	—	27,529
Home equity lines of credit	1,282	82	2,796	4,160	74,532	78,692	2,796	—
Personal	20,591	12,726	20,315	53,632	1,852,596	1,906,228	20,096	219
Auto	109,103	25,495	52,200	186,798	3,633,014	3,819,812	52,200	—
Other	927	2,688	2,314	5,929	174,870	180,799	1,838	476

Total	$501,143	$203,195	$727,303	$1,431,641	$37,895,877	$39,327,518	$498,343	$228,960

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(7,629)	$7,772	$2,214	$2,357	$(30,852)	$(28,495)	$2,214	$—
Commercial real estate:
Non-owner occupied	10,948	31	(9,268)	1,711	(1,544)	167	(9,268)	—
Owner occupied	20,556	1,593	(10,375)	11,774	47,502	59,276	(10,375)	—
Commercial and industrial	980	1,956	2,990	5,926	(47,779)	(41,853)	2,105	885
Construction	3,255	—	—	3,255	(3,961)	(706)	—	—
Mortgage	(32,820)	(35,154)	(8,014)	(75,988)	138,909	62,921	(6,728)	(1,286)
Leasing	(2,487)	(702)	(287)	(3,476)	(11,724)	(15,200)	(287)	—
Consumer:
Credit cards	(1,349)	(1,896)	(2,134)	(5,379)	(37,139)	(42,518)	—	(2,134)
Home equity lines of credit	(622)	290	(30)	(362)	1,434	1,072	(30)	—
Personal	(928)	(991)	(3,434)	(5,353)	12,406	7,053	(3,436)	2
Auto	(27,991)	(12,457)	(16,810)	(57,258)	21,350	(35,908)	(16,810)	—
Other	(351)	(2,553)	2,349	(555)	(3,070)	(3,625)	2,389	(40)

Total	$(38,438)	$(42,111)	$(42,799)	$(123,348)	$85,532	$(37,816)	$(40,226)	$(2,573)

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	31-Mar-26	As a % of loans HIP by category	31-Dec-25	As a % of loans HIP by category	31-Mar-25	As a % of loans HIP by category	Q1 2026 vs. Q4 2025	Q1 2026 vs. Q1 2025
Non-accrual loans:
Commercial
Commercial multi-family	$10,962	0.5%	$8,748	0.4%	$8,773	0.4%	$2,214	$2,189
Commercial real estate non-owner occupied	33,444	0.6	42,712	0.8	14,192	0.3	(9,268)	19,252
Commercial real estate owner occupied	14,192	0.4	24,567	0.8	27,122	0.9	(10,375)	(12,930)
Commercial and industrial	192,517	2.2	190,412	2.2	10,017	0.1	2,105	182,500
Total Commercial	251,115	1.3	266,439	1.3	60,104	0.3	(15,324)	191,011
Mortgage	139,067	1.6	145,795	1.7	177,593	2.1	(6,728)	(38,526)
Leasing	8,892	0.4	9,179	0.5	8,895	0.5	(287)	(3)
Consumer
Home equity lines of credit	2,766	3.5	2,796	3.6	3,430	4.4	(30)	(664)
Personal	16,660	0.9	20,096	1.1	20,285	1.1	(3,436)	(3,625)
Auto	35,390	0.9	52,200	1.4	41,784	1.1	(16,810)	(6,394)
Other	4,227	2.4	1,838	1.0	1,978	1.2	2,389	2,249
Total Consumer	59,043	0.8	76,930	1.1	67,477	0.9	(17,887)	(8,434)

Total non-performing loans held-in-portfolio	458,117	1.2%	498,343	1.3%	314,069	0.8%	(40,226)	144,048
Other real estate owned (“OREO”)	45,680		42,433		52,114		3,247	(6,434)

Total non-performing assets [1]	503,797		540,776		366,183		(36,979)	137,614

Accruing loans past due 90 days or more [2]	$226,387		$228,960		$219,860		$(2,573)	$6,527

Ratios:
Non-performing assets to total assets	0.66%		0.72%		0.49%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.17		1.27		0.84
Allowance for credit losses to loans held-in-portfolio	2.10		2.05		2.05
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	179.81		162.15		242.67

[1]	There were no non-performing loans held-for-sale as of March 31, 2026, December 31, 2025 and March 31, 2025.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $8 million at March 31, 2026, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (December 31, 2025 - $8 million; March 31, 2025 - $7 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $43 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of March 31, 2026 (December 31, 2025 - $47 million; March 31, 2025 - $57 million). Furthermore, the Corporation has approximately $26 million reverse mortgage loans which are guaranteed by FHA, as of March 31, 2026. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (December 31, 2025 - $27 million; March 31, 2025 - $30 million).

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-26			31-Dec-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$244,285	$22,154	$266,439	$236,081	$16,796	$252,877
Plus:
New non-performing loans	5,004	3,205	8,209	15,528	6,272	21,800
Advances on existing non-performing loans	—	170	170	(2,312)	31	(2,281)
Less:
Non-performing loans transferred to OREO	(650)	—	(650)	—	—	—
Non-performing loans charged-off	(11,661)	(3)	(11,664)	(3,027)	(17)	(3,044)
Loans returned to accrual status / loan collections	(10,336)	(1,053)	(11,389)	(1,985)	(928)	(2,913)

Ending balance NPLs	$226,642	$24,473	$251,115	$244,285	$22,154	$266,439

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Mar-26			31-Dec-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$132,373	$13,422	$145,795	$139,958	$27,809	$167,767
Plus:
New non-performing loans	38,457	2,528	40,985	32,689	4,193	36,882
Advances on existing non-performing loans	—	11	11	—	—	—
Less:
Non-performing loans transferred to OREO	(2,461)	—	(2,461)	(5,794)	—	(5,794)
Non-performing loans charged-off	(540)	(21)	(561)	273	—	273
Loans returned to accrual status / loan collections	(38,462)	(6,240)	(44,702)	(34,753)	(18,580)	(53,333)

Ending balance NPLs	$129,367	$9,700	$139,067	$132,373	$13,422	$145,795

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	31-Mar-26			31-Dec-25
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$376,658	$35,576	$412,234	$376,039	$44,605	$420,644
Plus:
New non-performing loans	43,461	5,733	49,194	48,217	10,465	58,682
Advances on existing non-performing loans	—	181	181	(2,312)	31	(2,281)
Less:
Non-performing loans transferred to OREO	(3,111)	—	(3,111)	(5,794)	—	(5,794)
Non-performing loans charged-off	(12,201)	(24)	(12,225)	(2,754)	(17)	(2,771)
Loans returned to accrual status / loan collections	(48,798)	(7,293)	(56,091)	(36,738)	(19,508)	(56,246)

Ending balance NPLs	$356,009	$34,173	$390,182	$376,658	$35,576	$412,234

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	31-Mar-26	31-Dec-25	31-Mar-25
Balance at beginning of period - loans held-in-portfolio	$808,056	$786,220	$746,024
Provision for credit losses	75,689	71,426	65,218
Initial allowance for credit losses - PCD Loans	7	2	9

	883,752	857,648	811,251

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	(2)	(2)	(2)
Commercial real estate non-owner occupied	11,115	5	(595)
Commercial real estate owner occupied	(355)	(683)	(406)
Commercial and industrial	731	4,893	(1,528)
Total Commercial	11,489	4,213	(2,531)
Construction	(11)	(31)	—
Mortgage	(2,316)	(3,000)	3,272
Leasing	2,569	2,724	(2,497)
Consumer:
Credit cards	16,053	13,558	16,429
Home equity lines of credit	(91)	(145)	(114)
Personal	17,949	18,279	18,338
Auto	12,826	12,914	13,487
Other Consumer	522	659	718
Total Consumer	47,259	45,265	48,858

Total net charged-off BPPR	$58,990	$49,171	$47,102

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	—	(38)	(1)
Commercial real estate owner occupied	(115)	(78)	(511)
Commercial and industrial	(15)	(218)	925
Total Commercial	(130)	(334)	413
Construction	—	(125)	—
Mortgage	(28)	(35)	(185)
Consumer:
Home equity lines of credit	(234)	(26)	(237)
Personal	1,422	154	1,989
Other Consumer	3	787	21
Total Consumer	1,191	915	1,773

Total net charged-off Popular U.S.	$1,033	$421	$2,001

Total loans net charged-off - Popular, Inc.	$60,023	$49,592	$49,103

Balance at end of period - loans held-in-portfolio	$823,729	$808,056	$762,148

Balance at beginning of period - unfunded commitments	$14,438	$13,823	$15,470
Provision for credit losses (benefit)	109	615	(1,301)

Balance at end of period - unfunded commitments [1]	$14,547	$14,438	$14,169

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.61%	0.51%	0.53%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	126.10%	144.03%	132.82%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.85%	0.72%	0.72%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	124.25%	145.89%	111.86%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.04%	0.01%	0.07%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	231.46%	(73.16)%	626.09%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

31-Mar-26
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$4,704	$343,091	1.37%
Commercial real estate - non-owner occupied	48,881	3,392,191	1.44%
Commercial real estate - owner occupied	35,403	1,148,211	3.08%
Commercial and industrial	179,980	5,940,265	3.03%

Total commercial	$268,968	$10,823,758	2.48%

Construction	5,767	412,779	1.40%
Mortgage	73,761	7,435,745	0.99%
Leasing	18,588	1,986,165	0.94%
Consumer:
Credit cards	89,376	1,214,192	7.36%
Home equity lines of credit	67	1,898	3.53%
Personal	97,457	1,851,064	5.26%
Auto	170,544	3,783,904	4.51%
Other	7,707	167,408	4.60%

Total consumer	$365,151	$7,018,466	5.20%

Total	$732,235	$27,676,913	2.65%

31-Dec-25
BPPR
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,871	$303,348	1.28%
Commercial real estate - non-owner occupied	44,149	3,395,130	1.30%
Commercial real estate - owner occupied	34,722	1,196,593	2.90%
Commercial and industrial	163,877	5,970,073	2.74%

Total commercial	$246,619	$10,865,144	2.27%

Construction	4,488	357,541	1.26%
Mortgage	70,674	7,347,967	0.96%
Leasing	18,620	2,001,365	0.93%
Consumer:
Credit cards	91,124	1,256,731	7.25%
Home equity lines of credit	58	1,908	3.04%
Personal	97,804	1,836,402	5.33%
Auto	180,364	3,819,812	4.72%
Other	8,169	171,758	4.76%

Total consumer	$377,519	$7,086,611	5.33%

Total	$717,920	$27,658,628	2.60%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$833	$39,743	0.09%
Commercial real estate - non-owner occupied	4,732	(2,939)	0.14%
Commercial real estate - owner occupied	681	(48,382)	0.18%
Commercial and industrial	16,103	(29,808)	0.29%

Total commercial	$22,349	$(41,386)	0.21%

Construction	1,279	55,238	0.14%
Mortgage	3,087	87,778	0.03%
Leasing	(32)	(15,200)	0.01%
Consumer:
Credit cards	(1,748)	(42,539)	0.11%
Home equity lines of credit	9	(10)	0.49%
Personal	(347)	14,662	(0.07)%
Auto	(9,820)	(35,908)	(0.21)%
Other	(462)	(4,350)	(0.16)%

Total consumer	$(12,368)	$(68,145)	(0.13)%

Total	$14,315	$18,285	0.05%

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

31-Mar-26
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$15,365	$2,084,204	0.74%
Commercial real estate - non-owner occupied	15,265	2,151,260	0.71%
Commercial real estate - owner occupied	15,713	2,064,145	0.76%
Commercial and industrial	17,496	2,625,294	0.67%

Total commercial	$63,839	$8,924,903	0.72%

Construction	9,393	1,261,414	0.74%
Mortgage	9,863	1,276,616	0.77%
Consumer:
Credit cards	—	7	-%
Home equity lines of credit	1,111	77,866	1.43%
Personal	7,282	62,217	11.70%
Other	6	9,766	0.06%

Total consumer	$8,399	$149,856	5.60%

Total	$91,494	$11,612,789	0.79%

31-Dec-25
Popular U.S.
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$15,474	$2,152,442	0.72%
Commercial real estate - non-owner occupied	14,568	2,148,154	0.68%
Commercial real estate - owner occupied	13,729	1,956,487	0.70%
Commercial and industrial	17,057	2,637,339	0.65%

Total commercial	$60,828	$8,894,422	0.68%

Construction	9,338	1,317,358	0.71%
Mortgage	9,880	1,301,473	0.76%
Consumer:
Credit cards	—	(14)	-%
Home equity lines of credit	1,277	76,784	1.66%
Personal	8,808	69,826	12.61%
Other	5	9,041	0.06%

Total consumer	$10,090	$155,637	6.48%

Total	$90,136	$11,668,890	0.77%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(109)	$(68,238)	0.02%
Commercial real estate - non-owner occupied	697	3,106	0.03%
Commercial real estate - owner occupied	1,984	107,658	0.06%
Commercial and industrial	439	(12,045)	0.02%

Total commercial	$3,011	$30,481	0.04%

Construction	55	(55,944)	0.03%
Mortgage	(17)	(24,857)	0.01%
Consumer:
Credit cards	—	21	-%
Home equity lines of credit	(166)	1,082	(0.23)%
Personal	(1,526)	(7,609)	(0.91)%
Other	1	725	-%

Total consumer	$(1,691)	$(5,781)	(0.88)%

Total	$1,358	$(56,101)	0.02%

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

31-Mar-26
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$20,069	$2,427,295	0.83%
Commercial real estate - non-owner occupied	64,146	5,543,451	1.16%
Commercial real estate - owner occupied	51,116	3,212,356	1.59%
Commercial and industrial	197,476	8,565,559	2.31%

Total commercial	$332,807	$19,748,661	1.69%

Construction	15,160	1,674,193	0.91%
Mortgage	83,624	8,712,361	0.96%
Leasing	18,588	1,986,165	0.94%
Consumer:
Credit cards	89,376	1,214,199	7.36%
Home equity lines of credit	1,178	79,764	1.48%
Personal	104,739	1,913,281	5.47%
Auto	170,544	3,783,904	4.51%
Other	7,713	177,174	4.35%

Total consumer	$373,550	$7,168,322	5.21%

Total	$823,729	$39,289,702	2.10%

31-Dec-25
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$19,345	$2,455,790	0.79%
Commercial real estate - non-owner occupied	58,717	5,543,284	1.06%
Commercial real estate - owner occupied	48,451	3,153,080	1.54%
Commercial and industrial	180,934	8,607,412	2.10%

Total commercial	$307,447	$19,759,566	1.56%

Construction	13,826	1,674,899	0.83%
Mortgage	80,554	8,649,440	0.93%
Leasing	18,620	2,001,365	0.93%
Consumer:
Credit cards	91,124	1,256,717	7.25%
Home equity lines of credit	1,335	78,692	1.70%
Personal	106,612	1,906,228	5.59%
Auto	180,364	3,819,812	4.72%
Other	8,174	180,799	4.52%

Total consumer	$387,609	$7,242,248	5.35%

Total	$808,056	$39,327,518	2.05%

Variance
(Dollars in thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$724	$(28,495)	0.04%
Commercial real estate - non-owner occupied	5,429	167	0.10%
Commercial real estate - owner occupied	2,665	59,276	0.05%
Commercial and industrial	16,542	(41,853)	0.21%

Total commercial	$25,360	$(10,905)	0.13%

Construction	1,334	(706)	0.08%
Mortgage	3,070	62,921	0.03%
Leasing	(32)	(15,200)	0.01%
Consumer:
Credit cards	(1,748)	(42,518)	0.11%
Home equity lines of credit	(157)	1,072	(0.22)%
Personal	(1,873)	7,053	(0.12)%
Auto	(9,820)	(35,908)	(0.21)%
Other	(461)	(3,625)	(0.17)%

Total consumer	$(14,059)	$(73,926)	(0.14)%

Total	$15,673	$(37,816)	0.05%

Popular, Inc.

Financial Supplement to First Quarter 2026 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	31-Mar-26	31-Dec-25	31-Mar-25
Total stockholders’ equity	$6,311,086	$6,249,079	$5,799,695
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(802,954)
Less: Other intangibles	(4,692)	(5,076)	(6,229)

Total tangible common equity	$5,494,297	$5,431,906	$4,968,369

Total assets	$76,131,018	$75,348,267	$74,038,606
Less: Goodwill	(789,954)	(789,954)	(802,954)
Less: Other intangibles	(4,692)	(5,076)	(6,229)

Total tangible assets	$75,336,372	$74,553,237	$73,229,423

Tangible common equity to tangible assets	7.29%	7.29%	6.78%
Common shares outstanding at end of period	64,654,788	65,719,385	68,984,148
Tangible book value per common share	$84.98	$82.65	$72.02

	Quarterly average
Total stockholders’ equity	$6,289,337	$6,938,571 [1]	$6,670,706 [1]
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(789,954)	(789,954)	(802,953)
Less: Other intangibles	(4,944)	(5,328)	(6,585)

Total tangible equity before adjusting for the impact of unrealized losses on AFS securities including those transferred to HTM	$5,472,296	$6,121,146	$5,839,025

Return on average tangible common equity before adjusting for the impact of unrealized losses on AFS securities including those transferred to HTM	18.18%	15.14%	12.30%

Add: Average unrealized losses on AFS securities	743,809	56,761	116,987
Add: Average unrealized losses on AFS securities transferred to HTM	221,114	259,058	370,695

Total tangible equity after add back of impact of unrealized losses on AFS securities, including those transferred to HTM	$6,437,219	$6,436,965	$6,326,707

Return on average tangible common equity after add back of impact of unrealized losses on AFS securities including those transferred to HTM (‘‘ROTCE’’)	15.46%	14.39%	11.36%

[1]	Average balances exclude certain unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com